Rule 424(b)(3)
                                                                 No. 333-15411

                      CNL AMERICAN PROPERTIES FUND, INC.

      This Supplement is part of, and should be read in conjunction with, the Prospectus dated April 18, 1997. Capitalized terms used in this Supplement have the same meaning as in the Prospectus unless otherwise stated herein.

      Information as to proposed properties for which the Company has received initial commitments and as to the number and types of Properties acquired by the Company is presented as of April 18, 1997, and all references to commitments or Property acquisitions should be read in that context. Proposed properties for which the Company receives initial commitments, as well as property acquisitions that occur after April 18, 1997, will be reported in a subsequent Supplement.

                                 THE OFFERING

      Following the completion of its Initial Offering on February 6, 1997, the Company commenced an offering of up to 27,500,000 Shares (the "Subsequent Offering"). As of April 18, 1997, the Company had received aggregate subscription proceeds of $36,229,586 (3,622,959 Shares), including $269,388 (26,939 Shares) issued pursuant to the Reinvestment Plan, from 1,657 stockholders in connection with the Subsequent Offering. Net Offering Proceeds to the Company after deduction of Selling Commissions, Marketing Support and Due Diligence Expense Reimbursement Fees and Offering Expenses totalled approximately $32,900,000. As of April 18, 1997, $1,630,331 of such amount had been incurred in Acquisition Fees to the Advisor and the balance was available for investment in Properties and Mortgage Loans.

      As of the completion of its Initial Offering, the Company had received subscription proceeds of $150,591,765 (15,059,177 shares), including $591,765 (59,177 shares) issued pursuant to the Reinvestment Plan and after deduction of selling commissions, marketing support and due diligence expense reimbursement fees and offering expenses, net proceeds to the Company from its Initial Offering totalled approximately $134,000,000. As of April 18, 1997, the Company had invested or committed for investment approximately $133,500,000 of net proceeds from the Initial Offering in 136 Properties, in providing mortgage financing to the tenants of the 44 Properties consisting of land only through Mortgage Loans, and in paying acquisition fees to the Advisor totalling $6,776,629 and certain acquisition expenses, leaving approximately $500,000 in net offering proceeds from the Initial Offering available for investment in Properties and Mortgage Loans. The Company expects to use such amount and Net Offering Proceeds from this offering to invest in additional Properties and Mortgage Loans.

                                   BUSINESS

PROPERTY ACQUISITIONS

      Between April 3, 1997 and April 18, 1997, the Company acquired seven Properties, including five Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, with the proceeds of the Initial Offering. These Properties are two Boston Market Properties (one in each of Arvada, Colorado, and Liberty, Missouri), one Black-eyed Pea Property (in Scottsdale, Arizona), one Jack in the Box Property (in Enumclaw, Washington), one Einstein Bros. Bagels Property (in Dearborn, Michigan), one Shoney's Property (in Guadalupe, Arizona) and one Pizza Hut Property (in Dover, Ohio). For information regarding the 129 Properties acquired by the Company prior to April 3, 1997, see the Prospectus dated April 18, 1997.



April 23, 1997                                 Prospectus Dated April 18, 1997





      In connection with the purchase of the two Boston Market Properties, the Einstein Bros. Bagels Property, the Jack in the Box Property, and the Shoney's Property which are land and building, the Company, as lessor, entered into long-term lease agreements with unaffiliated lessees. The general terms of the lease agreements are described in the section of the Prospectus entitled "Business - Description of Property Leases." For the Properties that are to be constructed or renovated, the Company has entered into development and indemnification and put agreements with the lessees. The general terms of these agreements are described in the section of the Prospectus entitled "Business - Site Selection and Acquisition of Properties - Construction and Renovation."

      The purchase price for the Shoney's Property in Guadalupe, Arizona, includes a development fee of $49,500 to an Affiliate of the Advisor for services provided in connection with the development of the Property. The Company considers development fees, to the extent that they are paid to Affiliates, to be Acquisition Fees. Such development fees must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions, subject to a determination that such transactions are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties and not less favorable than those available from the Advisor or its Affiliates in transactions with unaffiliated third parties. See the sections of the Prospectus entitled "Management Compensation" and Business - Site Selection and Acquisition of Properties."

      In connection with the Black-eyed Pea Property in Scottsdale, Arizona, which is building only, the Company, as lessor, entered into a long-term lease agreement with an unaffiliated lessee. The general terms of the lease agreement are described in the section of the Prospectus entitled "Business - Description of Property Leases." In addition, the Company has entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

      In connection with the Pizza Hut Property in Dover, Ohio, which is land only, the Company acquired the land and is leasing this parcel to the lessee, Castle Hill Holdings VII, L.L.C. ("Castle Hill"), along with eight Pizza Hut Properties previously acquired, pursuant to a master lease agreement (the "Master Lease Agreement"). Castle Hill has subleased the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, to one of its affiliates, Midland Food Services III, L.L.C., which is the operator of the restaurants. The general terms of the Master Lease Agreement are similar to those described in the section of the Prospectus entitled "Business - Description of Property Leases." If the lessee does not exercise its option to purchase the Properties upon termination of the Master Lease Agreement, the sublessee and lessee will surrender possession of the Properties to the Company, together with any improvements on such Properties. The lessee owns the buildings located on the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired. In addition, the Company provided mortgage financing of $4,200,000 to the lessee of the Pizza Hut Property in Dover, Ohio, along with the eight Pizza Hut Properties previously acquired, pursuant to a Mortgage Loan evidenced by a master mortgage note (the "Master Mortgage Note") which is collateralized by the building improvements on the Pizza Hut Property in Dover, Ohio, the eight Pizza Hut Properties previously acquired, and two additional Pizza Hut Properties in Wintersville, Ohio, and Weirton, West Virginia, which will not be owned by the Company. The Master Mortgage Note bears interest at a rate of 10.50% per annum and principal and interest are due in equal monthly installments over 20 years starting May 1, 1997. The Master Mortgage Note equals approximately 88 percent of the appraised value of the related buildings. Management believes that, due to the fact that the Company owns the underlying land relating to the Pizza Hut Property in Dover, Ohio, and the eight Pizza Hut Properties previously acquired, and due to other underwriting criteria, the Company has sufficient collateral for the Master Mortgage Note.



                                      -2-





      The following table sets forth the location of the seven Properties, including five Properties consisting of land and building, one Property consisting of building only and one Property consisting of land only, acquired by the Company, from April 3, 1997 through April 18, 1997, a description of the competition, and a summary of the principal terms of the acquisition and lease of each Property.


                                      -3-





                                            PROPERTY ACQUISITIONS
                                  From April 3, 1997 through April 18, 1997
                                                       Lease Expira-
Property Location and          Purchase      Date         tion and          Minimum                              Option
Competition                   Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent     To Purchase
---------------------        -----------   --------   ---------------   ---------------    ---------------     -----------
BOSTON MARKET                $629,435      04/16/97   04/2012; five     10.38% of Total    for each lease     at any time
(the "Arvada Property")      (excluding               five-year         Cost (4);          year after the     after the
Restaurant to be             development              renewal options   increases by       fifth lease        fifth lease
constructed                  costs) (3)                                 10% after the      year, (i) 4% of    year
                                                                        fifth lease        annual gross
The Arvada Property is                                                  year and after     sales minus
located on the northwest                                                every five         (ii) the
quadrant of West 55th                                                   years              minimum annual
Avenue and the Wadsworth                                                thereafter         rent for such
Bypass, in Arvada,                                                      during the         lease year
Jefferson County,                                                       lease term
Colorado, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Arvada
Property include an
Applebee's, a Ruby
Tuesday, an IHOP, a
Fazoli's, a McDonald's,
and several local
restaurants.

BOSTON MARKET                $456,801      04/16/97   04/2012; five     10.38% of Total    for each lease     at any time
(the "Liberty Property")     (excluding               five-year         Cost (4);          year after the     after the
Restaurant to be             development              renewal options   increases by       fifth lease        fifth lease
constructed                  costs) (3)                                 10% after the      year, (i) 5% of    year
                                                                        fifth lease        annual gross
The Liberty Property is                                                 year and after     sales minus
located at the southeast                                                every five         (ii) the
corner of the                                                           years              minimum annual
intersection of North                                                   thereafter         rent for such
Highway 291 and Landmark                                                during the         lease year
Avenue, in Liberty, Clay                                                lease term
County, Missouri, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Liberty Property
include a Ponderosa, a
KFC, a Perkins, and a
Pizza Hut.



                                                     -4-



                                                       Lease Expira-
Property Location and          Purchase      Date         tion and          Minimum                              Option
Competition                   Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent     To Purchase
---------------------        -----------   --------   ---------------   ---------------    ---------------     -----------
EINSTEIN BROS. BAGELS        $422,512      04/16/97   04/2012; five     10.38% of Total    for each lease     at any time
(the "Dearborn Property")    (excluding               five-year         Cost (4);          year after the     after the
Restaurant to be             development              renewal options   increases by       fifth lease        fifth lease
constructed                  costs) (3)                                 10% after the      year, (i) 4% of    year
                                                                        fifth lease        annual gross
The Dearborn Property is                                                year and after     sales minus
located on the southeast                                                every five         (ii) the
corner of Telegraph Road                                                years              minimum annual
and Sheridan Road, in                                                   thereafter         rent for such
Dearborn, Wayne County,                                                 during the         lease year
Michigan, in an area of                                                 lease term
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Dearborn
Property include a Boston
Market, a Subway Sandwich
Shop, and several local
restaurants.

JACK IN THE BOX              $843,431      04/16/97   04/2015; four     $86,452 (6);       for each lease     at any time
(the "Enumclaw Property")    (excluding               five-year         increases by 8%    year, (i) 5% of    after the
Restaurant to be             development              renewal options   after the fifth    annual gross       seventh
renovated                    costs)                                     lease year and     sales minus        lease year
                             (3)(6)                                     after every        (ii) the
The Enumclaw Property is                                                five years         minimum annual
located at the northwest                                                thereafter         rent for such
corner of the                                                           during the         lease year (5)
intersection of Griffin                                                 lease term
Avenue and Cedar Street,
in Enumclaw, King County,
Washington, in an area of
mixed retail, commercial,
and residential
development.  Other fast-
food and family-style
restaurants located in
proximity to the Enumclaw
Property include a Subway
Sandwich Shop, a Burger
King, a McDonald's, a
Pizza Hut, and a local
restaurant.



                                                     -5-




                                                       Lease Expira-
Property Location and          Purchase      Date         tion and          Minimum                              Option
Competition                   Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent     To Purchase
---------------------        -----------   --------   ---------------   ---------------    ---------------     -----------
SHONEY'S                     $679,095      04/16/97   04/2017; two      11% of Total       for each lease     at any time
(the "Guadalupe              (excluding               five-year         Cost (4);          year, (i) 6% of    after the
Property")                   development              renewal options   increases by       annual gross       seventh
Restaurant to be             costs) (3)                                 10% after the      sales minus        lease year
constructed                                                             fifth lease        (ii) the
                                                                        year and after     minimum annual
The Guadalupe Property is                                               every five         rent for such
located within the                                                      years              lease year
southeast quadrant of                                                   thereafter
Interstate 10 and                                                       during the
Baseline Road, in                                                       lease term
Guadalupe, Maricopa
County, Arizona, in an
area of mixed retail,
commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Guadalupe Property
include a Denny's, a Taco
Bell, a KFC, a Jack in
the Box, a Waffle House,
and several local
restaurants.

BLACK-EYED PEA (7)           $769,863      04/17/97   02/2011           $105,450 (6);      None               at any time
(the "Scottsdale             (3)(6)                                     increases to                          after the
Property")                                                              $107,511 during                       fifth lease
Restaurant to be                                                        the eleventh                          year
renovated                                                               through
                                                                        fourteenth
The Scottsdale Property                                                 lease years
is located within the
southeast quadrant of
Indian Bend Road and Pima
Road, in Scottsdale,
Maricopa County, Arizona,
in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Scottsdale Property
include a KFC, a Denny's,
an Arby's, a Taco Bell, a
McDonald's, and a local
restaurant.



                                                     -6-




                                                       Lease Expira-
Property Location and          Purchase      Date         tion and          Minimum                              Option
Competition                   Price (1)    Acquired   Renewal Options   Annual Rent (2)    Percentage Rent     To Purchase
---------------------        -----------   --------   ---------------   ---------------    ---------------     -----------
PIZZA HUT (8)(9)             $224,378      04/17/97   03/2017; two      $23,560;           None               at any time
(the "Dover Property")                                ten-year          increases by                          after the
Land only                                             renewal options   10% after the                         seventh
                                                                        fifth and tenth                       lease year
The Dover Property is                                                   lease years and
located on the west side                                                12% after the
of Boulevard Street, in                                                 fifteenth lease
Dover, Tuscarawas County,                                               year
Ohio, in an area of mixed
retail, commercial, and
residential development.
Other fast-food and
family-style restaurants
located in proximity to
the Dover Property
include a Taco Bell, a
Long John Silver's, a
Friendly's, and several
local restaurants.




FOOTNOTES:

(1) The estimated federal income tax basis of the depreciable portion (the building portion) of each of the Properties acquired, and for construction Properties, once the buildings are constructed, is set forth below:

      Property           Federal Tax Basis
      --------           -----------------

      Arvada Property         $667,000
      Liberty Property         357,000
      Dearborn Property        266,000
      Enumclaw Property        764,000
      Guadalupe Property       905,000
      Scottsdale Property      810,000

(2) Minimum annual rent for each of the Properties became payable on the effective date of the lease, except as indicated below. For the Liberty and Dearborn Properties, minimum annual rent will become due and payable on the date the tenant receives from the landlord its final funding of the construction costs. For the Arvada Property, minimum annual rent for the remainder of 1997 and 1998 shall be prepaid on the date the tenant receives from the landlord its final funding of the construction costs. For the Guadalupe Property, minimum annual rent will become due and payable on the earlier of (i) 210 days after execution of the lease,
      (ii) the date the certificate of occupancy for the restaurant is issued,
      (iii) the date the restaurant opens for business to the public, or (iv) the date the tenant receives from the landlord its final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Arvada, Liberty and Dearborn Properties, as described above, interim rent equal to 10.38% per annum of the amount funded by the Company in connection with the purchase and construction of the Properties shall accrue and be payable in a single lump sum at the time of final funding of the construction costs. During the period commencing with the effective date of the lease to the date minimum annual rent becomes payable for the Guadalupe Property, as described above, the tenant shall pay monthly "interim rent" equal to 11 percent per annum of the amount funded by the Company in connection with the purchase and construction of the Property.

(3) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below. The maximum cost to the Company, (including the purchase price of the land (if applicable), development costs (if applicable), and closing and acquisition costs) is not expected to, but may, exceed the amounts set forth below:

                                                         Estimated Final
      Property                Estimated Maximum Cost     Completion Date
      --------                ----------------------     ---------------

      Arvada Property           $1,152,262               October 13, 1997
      Liberty Property             764,164               October 13, 1997
      Dearborn Property            667,305               October 13, 1997
      Enumclaw Property            843,431               October 13, 1997
      Guadalupe Property         1,452,517               November 12, 1997
      Scottsdale Property          769,863               September 14, 1997

(4) The "Total Cost" is equal to the sum of (i) the purchase price of the Property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(5) Percentage rent shall be calculated on a calendar year basis (January 1 to December 31).

(6) The Company paid for all construction or renovation costs in advance at closing; therefore, minimum annual rent was determined on the date acquired and is not expected to change.

(7) The Company owns the building only for this Property. The Company does not own the underlying land; although, the Company entered into a landlord estoppel agreement with the landlord of the land and a collateral assignment of the ground lease with the lessee in order to provide the Company with certain rights with respect to the land on which the building is located.

(8)   The lease relating to this Property is a land lease only.

(9) The Company entered into a Master Lease Agreement for the Dover Property and eight Pizza Hut Properties previously acquired.

BORROWING AND SECURED EQUIPMENT LEASES

      Between April 3, 1997 and April 18, 1997, the Company obtained one advance totalling $509,535 under its $15,000,000 Loan. The advance was used to acquire Equipment for the restaurant property in El Cajon, California (the "El Cajon Secured Equipment Lease").

PENDING INVESTMENTS

      As of April 18, 1997, the Company had initial commitments to acquire 20 properties, consisting of land and building. The acquisition of each of these properties is subject to the fulfillment of certain conditions, including, but not limited to, a satisfactory environmental survey and property appraisal. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these properties will be acquired by the Company. If acquired, the leases of all 20 of these properties are expected to be entered into on substantially the same terms described in the section of the Prospectus entitled "Business -Description of Property Leases."

      Set forth below are summarized terms expected to apply to the leases for each of the properties. More detailed information relating to a property and its related lease will be provided at such time, if any, as the property is acquired.

                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Citrus Heights, CA      renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Gambrills, MD           renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Hamilton, OH            renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Houston, TX             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Independence, MO        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Indianapolis, IN        renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year


                                                    -10-





                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Jessup, MD              renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lansing, MI             renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Lewisville, TX          renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Reno, NV                renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Riverdale, MD           renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 5% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
San Antonio, TX         renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year


                                                    -11-





                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Boston Market           15 years; five five-year   10.38% of Total Cost      for each lease year     at any time after
Vacaville, CA           renewal options            (1); increases by 10%     after the fifth lease   the fifth lease
Restaurant to be                                   after the fifth lease     year, (i) 4% of         year
constructed                                        year and after every      annual gross sales
                                                   five years thereafter     minus (ii) the
                                                   during the lease term     minimum annual rent
                                                                             for such lease year

Golden Corral           15 years; four five-year   10.75% of Total Cost      for each lease year,    during the first
Jacksonville, FL        renewal options            (1)                       5% of the amount by     through seventh
Restaurant to be                                                             which annual gross      lease years and the
constructed                                                                  sales exceed a to be    tenth through
                                                                             determined breakpoint   fifteenth lease
                                                                                                     years only

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Fairfax, VA             year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Hollywood, CA           year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term

IHOP                    20 years; three five-      10.125% of the            for each lease year,    during the eleventh
Leesburg, VA            year renewal options       Company's total cost      (i) 4% of annual        lease year and at
Existing restaurant                                to purchase the           gross sales minus       the end of the
                                                   property; increases by    (ii) the minimum        initial lease term
                                                   10% after the fifth       annual rent for such
                                                   lease year and after      lease year
                                                   every five years
                                                   thereafter during the
                                                   lease term



                                                    -12-




                             Lease Term and
Property                     Renewal Options         Minimum Annual Rent        Percentage Rent       Option to Purchase
--------                     ---------------         -------------------        ---------------       ------------------
Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Bacliff, TX             renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Fresno, CA              renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year

Jack in the Box         18 years; four five-year   10.25% of Total Cost      for each lease year,    at any time after
Los Angeles, CA         renewal options            (1); increases by 8%      (i) 5% of annual        the seventh lease
Restaurant to be                                   after the fifth lease     gross sales minus       year (2)
constructed                                        year and after every      (ii) the minimum
                                                   five years thereafter     annual rent for such
                                                   during the lease term     lease year




FOOTNOTES:

(1) The "Total Cost" is equal to the sum of (i) the purchase price of the property, (ii) closing costs, and (iii) actual development costs incurred under the development agreement.

(2) In the event the Company purchases the property directly from the lessee, the lessee will have no option to purchase the property.




                                     -13-






                   PRO FORMA ESTIMATE OF TAXABLE INCOME BEFORE DIVIDENDS PAID DEDUCTION OF
                                     CNL AMERICAN PROPERTIES FUND, INC.
                   GENERATED FROM THE OPERATIONS OF PROPERTIES ACQUIRED FROM APRIL 3, 1997
                                           THROUGH APRIL 18, 1997
                                      FOR A 12-MONTH PERIOD (UNAUDITED)


      The following schedule represents pro forma unaudited estimates of taxable income before dividends paid deduction of each Property acquired by the Company from April 3, 1997 through April 18, 1997, for the
12-month period commencing on the date of the inception of the respective lease on such Property.  The schedule should be read in light of the accompanying footnotes.

      These estimates do not purport to present actual or expected operations of the Company for any period in the future.  These estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.  No single lessee or group of affiliated lessees lease Properties or has borrowed funds from the Company with an aggregate purchase price in excess of 20% of the expected total net offering proceeds of the Company.


                                                                           Einstein
                                     Boston Market    Boston Market      Bros. Bagels    Jack in the Box
                                     Arvada, CO (5)  Liberty, MO (5)   Dearborn, MI (5)  Enumclaw, WA (5)
                                     --------------  ---------------   ----------------  ----------------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                           $119,605         $ 79,320          $ 69,266          $ 86,452

Asset Management Fees (2)                 (6,844)          (4,535)           (3,959)           (5,055)

General and Administrative
  Expenses (3)                            (7,415)          (4,918)           (4,295)           (5,360)
                                        --------         --------          --------          --------

Estimated Cash Available from
  Operations                             105,346           69,867            61,012            76,037

Depreciation and Amortization
  Expense (4)                            (17,094)          (9,142)           (6,820)          (19,584)
                                        --------         --------          --------          --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company              $ 88,252         $ 60,725          $ 54,192          $ 56,453
                                        ========         ========          ========          ========


                                                See Footnotes

                                                    -14-






                                             Shoney's           Black-eyed Pea       Pizza Hut
                                        Guadalupe, AZ (5)     Scottsdale, AZ (5)     Dover, OH     Total
                                        -----------------     ------------------     ---------    --------
Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction:

Base Rent (1)                                $159,777               $105,450         $ 23,560    $643,430

Asset Management Fees (2)                      (8,673)                (4,610)          (1,346)    (35,022)

General and Administrative
  Expenses (3)                                 (9,906)                (6,538)          (1,461)    (39,893)
                                             --------               --------         --------    --------


Estimated Cash Available from
  Operations                                  141,198                 94,302           20,753     568,515

Depreciation and Amortization
  Expense (4)                                 (23,195)               (20,757)              -      (96,592)
                                             --------               --------         --------    --------

Pro Forma Estimate of Taxable
  Income Before Dividends Paid
  Deduction of the Company                   $118,003               $ 73,545         $ 20,753    $471,923
                                             ========               ========         ========    ========


                                                See Footnotes

                                                     -15-





FOOTNOTES:

(1) Base rent does not include percentage rents which become due if specified levels of gross receipts are achieved.

(2) The Properties will be managed pursuant to an advisory agreement between the Company and CNL Fund Advisors, Inc. (the "Advisor"), pursuant to which the Advisor will receive monthly asset management fees in an amount equal to one-twelfth of .60% of the Company's Real Estate Asset Value as of the end of the preceding month as defined in such agreement. See "Management Compensation."

(3) Estimated at 6.2% of gross rental income based on the previous experience of Affiliates of the Advisor with 17 public limited partnerships which own properties similar to those owned by the Company. Amount does not include soliciting dealer servicing fee due to the fact that such fee will not be incurred until December 31 of the year following the year in which the offering terminates.

(4) The estimated federal tax basis of the depreciable portion (the building portion) of each Property has been depreciated on the straight-line method over 39 years.

(5) The development agreements for the Properties which are to be constructed or renovated, provide that construction or renovation must be completed no later than the dates set forth below:

      Property                      Estimated Final Completion Date
      --------                      -------------------------------

      Arvada Property               October 13, 1997
      Liberty Property              October 13, 1997
      Dearborn Property             October 13, 1997
      Enumclaw Property             October 13, 1997
      Guadalupe Property            November 12, 1997
      Scottsdale Property           September 14, 1997



                                     -16-